UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 15, 2020

Rave Restaurant Group, Inc.
(Exact name of registrant as specified in its charter)

Missouri	0-12919	45-3189287
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3551 Plano Parkway, The Colony, Texas	75056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (469) 384-5000

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	RAVE	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01	Other Events

As previously disclosed, on July 1, 2020, Rave Restaurant Group, Inc. (the “Company”) received notice from Nasdaq that, based on the Company’s Form 10-Q for the fiscal quarter ended March 29, 2020, the Company was not in compliance with Nasdaq’s continued listing standard for minimum stockholders’ equity of at least $2.5 million.  The notice further advised that, as of July 1, 2020, the Company also did not meet the alternative continued listing standards of either (a) market value of listed securities of at least $35.0 million, or (b) net income from continuing operations of $0.5 million for the most recently completed fiscal year or two of the three most recently completed fiscal years.

Subsequent to the Company’s most recent fiscal quarter ended September 27, 2020, the Company has sold 2,539,682 shares of its common stock at a weighted average price of $1.48 per share in at-the-market sales pursuant to an effective registration statement on Form S-3 (File No. 333-221169).  The Company received aggregate gross proceeds of $3.76 million and aggregate net proceeds of $3.65 million from the at-the-market sales of its common stock.

As a result of the foregoing at-the-market sales of its common stock, the Company believes that, as of the date of this Report, it has regained compliance with Nasdaq’s continued listing standard for minimum stockholders’ equity of at least $2.5 million.  Nasdaq will continue to monitor the Company’s ongoing compliance with the stockholders’ equity requirement.  If the Company’s Form 10-Q for the fiscal quarter ending December 27, 2020 does not evidence such compliance, the Company’s common stock may be subject to delisting.

This Current Report on Form 8-K contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements related to the Company’s compliance with Nasdaq’s continued listing standards.  These forward-looking statements are based on current expectations that involve numerous risks, uncertainties and assumptions.  Assumptions relating to these forward-looking statements involve judgments with respect to, among other things, future economic, competitive and market conditions, regulatory framework and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company.  Although the Company believes the assumptions underlying these forward-looking statements are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that any forward-looking statements will prove to be correct.  In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of such information should not be regarded as a representation that the objectives and plans of the Company will be achieved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAVE RESTAURANT GROUP, INC.

Date: October 15, 2020	By:	/s/ CLINTON D. FENDLEY
Clinton D. Fendley
Vice President – Finance
(principal financial officer)